================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                  FORM 8-K/A


                                AMENDMENT NO. 1
             TO CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                        SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 17, 1996

                           -------------------------

                           HOST MARRIOTT CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                     1-5664                   53-0085950
(STATE OR OTHER JURISDICTION      (COMMISSION FILE           (I.R.S. EMPLOYER
     OF INCORPORATION)                NUMBER)             IDENTIFICATION NUMBER)



                 10400 FERNWOOD ROAD, BETHESDA, MARYLAND 20817
              (ADDRESS OF PRINCIPLE EXECUTIVE OFFICES) (ZIP CODE)

                           -------------------------


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (301) 380-9000
        (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

================================================================================

                                  FORM 8-K/A

ITEM 5.  OTHER EVENTS

         The Registrant hereby amends its Current Reports on Form 8-K dated November 20, 1995 and January 8, 1996 by filing financial statements of the acquired businesses, the TEC Entities, owner of the Toronto Eaton Centre Marriott and the New York Vista. Pro Forma financial information of the Registrant was previously filed in the Registrant's Form 8-K dated January 17, 1996.

ITEM 7.  FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
FINANCIAL STATEMENTS OF THE TEC ENTITIES (TORONTO EATON CENTRE MARRIOTT)
 Report of Independent Accountants........................................     3
 Combined Statements of Assets, Liabilities and Deficit as of December 30,
  1994 and December 31, 1993..............................................     4
 Combined Statements of Operations for the Two Fiscal Years in the Period
  Ended December 30, 1994.................................................     5
 Combined Statements of Cash Flows for the Two Fiscal Years in the Period
  Ended December 30, 1994.................................................     6
 Notes to Combined Financial Statements...................................     7
 Combined Statement of Assets, Liabilities and Deficit as of September 8,
  1995 (unaudited)........................................................    10
 Combined Statements of Operations for the Thirty-six Weeks Ended
  September 8, 1995 and September 9, 1994 (unaudited).....................    11
 Combined Statements of Cash Flows for the Thirty-six Weeks Ended
  September 8, 1995 and September 9, 1994 (unaudited).....................    12
 Notes to Combined Financial Statements...................................    13
FINANCIAL STATEMENTS OF THE NEW YORK VISTA (renamed Marriott World Trade
 Center subsequent to acquisition by the Registrant)
 Report of Independent Auditors...........................................    14
 Statements of Assets and Liabilities as of December 31, 1994 and 1993 ...    15
 Statements of Revenues and Expenses for the Years Ended December 31, 1994
  and 1993................................................................    16
 Statements of Cash Flows for the Years Ended December 31, 1994 and 1993..    17
 Notes to Financial Statements............................................    18
 Statement of Revenues and Expenses for the Eight Months Ended August 31,
  1995 (unaudited)........................................................    24

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HOST MARRIOTT CORPORATION

                                       By: /s/ CHRISTOPHER G. TOWNSEND
                                          ------------------------------------
                                           Christopher G. Townsend
                                           Senior Vice President and Secretary

Date:  January 17, 1996

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE OWNERS OF THE TEC ENTITIES (as defined in Note 1):

  We have audited the accompanying combined statements of assets, liabilities and deficit of the TEC Entities, as defined in Note 1, as of December 30, 1994 and December 31, 1993, and the related combined statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the management of the TEC Entities (as defined in Note 1). Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the TEC Entities (as defined in Note 1) as of December 30, 1994 and December 31, 1993, and the combined results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Washington, D.C.
December 15, 1995

                                 TEC ENTITIES
            COMBINED STATEMENTS OF ASSETS, LIABILITIES AND DEFICIT
                AS OF DECEMBER 30, 1994 AND DECEMBER 31, 1993
                    (IN CANADIAN DOLLARS AND IN THOUSANDS)

                           ASSETS                              1994      1993
                           ------                            --------  --------
Cash and cash equivalents................................... $  3,395  $  2,936
Due from manager............................................      374       789
Property and equipment, net.................................   44,054    46,160
Property improvement fund...................................      877       318
Other assets................................................    1,040     1,561
                                                             --------  --------
                                                             $ 49,740  $ 51,764
                                                             ========  ========
                   LIABILITIES AND DEFICIT
                   -----------------------
Revolving credit facility................................... $ 13,489  $  7,689
Mortgage debt...............................................   70,664    70,664
Accounts payable and accrued expenses.......................      224       137
                                                             --------  --------
  Total liabilities.........................................   84,377    78,490
Deficit.....................................................  (34,637)  (26,726)
                                                             --------  --------
                                                             $ 49,740  $ 51,764
                                                             ========  ========


   The accompanying notes are an integral part of these financial statements.

                                 TEC ENTITIES
                       COMBINED STATEMENTS OF OPERATIONS
         FOR THE YEARS ENDED DECEMBER 30, 1994 AND DECEMBER 31, 1993
                    (IN CANADIAN DOLLARS AND IN THOUSANDS)

                                                              1994      1993
                                                             -------  --------
REVENUES.................................................... $ 5,915  $  4,674
                                                             -------  --------
OPERATING COSTS AND EXPENSES
  Depreciation..............................................   2,246     2,227
  Ground rent...............................................     637       541
  Base and incentive management fees........................     699       610
  Real estate tax...........................................   2,673     2,642
  Equipment rent, insurance and other.......................     757     1,257
                                                             -------  --------
    Total operating costs and expenses......................   7,012     7,277
                                                             -------  --------
OPERATING LOSS BEFORE INTEREST AND WRITE-DOWN...............  (1,097)   (2,603)
Interest expense............................................   6,001     6,544
Write-down of property......................................     --     26,565
                                                             -------  --------
NET LOSS.................................................... $(7,098) $(35,712)
                                                             =======  ========


   The accompanying notes are an integral part of these financial statements.

                                 TEC ENTITIES
                       COMBINED STATEMENTS OF CASH FLOWS
         FOR THE YEARS ENDED DECEMBER 30, 1994 AND DECEMBER 31, 1993
                    (IN CANADIAN DOLLARS AND IN THOUSANDS)

                                                              1994      1993
                                                             -------  --------
OPERATING ACTIVITIES
  Net loss.................................................. $(7,098) $(35,712)
  Depreciation and amortization.............................   2,767     2,747
  Interest converted to revolver debt.......................   5,481     5,519
  Write-down of asset to fair value.........................     --     26,565
  Changes in other assets and liabilities...................     502      (888)
                                                             -------  --------
    Cash provided by (used in) operations...................   1,652    (1,769)
                                                             -------  --------
INVESTING ACTIVITIES
  Contributions to property improvement fund................    (699)     (412)
                                                             -------  --------
    Cash used in investing activities.......................    (699)     (412)
                                                             -------  --------
FINANCING ACTIVITIES
  Changes in net advances from co-tenants...................    (813)   15,646
  Issuance (repayments) of debt.............................     319   (11,476)
                                                             -------  --------
    Cash provided by (used in) financing activities.........    (494)    4,170
                                                             -------  --------
CHANGE IN CASH AND CASH EQUIVALENTS.........................     459     1,989
CASH AND CASH EQUIVALENTS at beginning of year..............   2,936       947
                                                             -------  --------
CASH AND CASH EQUIVALENTS at end of year.................... $ 3,395  $  2,936
                                                             -------  --------
SUPPLEMENTAL INFORMATION
    Cash paid for interest.................................. $    52  $  1,159
                                                             =======  ========


   The accompanying notes are an integral part of these financial statements.

                                 TEC ENTITIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

  On November 3, 1995 ("Sale Date"), HMC Toronto E.C., Inc., a wholly-owned indirect subsidiary of Host Marriott Corporation, acquired all interests in the Toronto Eaton Centre Marriott (the "Hotel"), located in Toronto, Canada from 1028796 Ontario Limited, a subsidiary of the Bank of Nova Scotia, and Marriott Corporation of Canada, Ltd., a subsidiary of Marriott International, Inc., for approximately $44 million Canadian. These interests included 100% investments in T.E.C. Hotels, Ltd. ("TEC Hotels"), T.E.C. Operations, Ltd. ("TEC Ops"), and a Canadian co-tenancy between 1028796 Ontario Limited and Marriott Corporation of Canada Ltd. (the "Co-tenancy") (collectively, as the "TEC Entities") and the assumption of the ground lease obligation discussed in Note
8. Under the pre-acquisition organization structure, TEC Ops leased the Hotel from the Co-tenancy, who in turn, leased the Hotel from TEC Hotels. For purposes of the combined financial statements presented, these lease agreements have been eliminated in consolidation. The Hotel, with 459 rooms, was opened on September 16, 1991 and is operated by Marriott International, Inc. as part of the Marriott Hotels, Resorts and Suites full-service hotel system.

  These financial statements present the combined assets, liabilities and deficit, results of operations and cash flows related to the business of the Toronto Eaton Centre Marriott (including the Co-tenancy, TEC Hotels and TEC
Ops) in Canadian dollars which represents the functional currency of the Hotel.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Accounting

  The Hotel's records are maintained on the accrual basis of accounting and its fiscal year ends on the Friday nearest to December 31.

 Property and Equipment

  Property and equipment is recorded at its net realizable value. Replacements and improvements are capitalized as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for buildings and 5 to 6 years for furniture and equipment.

Cash and Cash Equivalents

  The Hotel considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents.

 Deferred Financing Costs

  Deferred financing costs, net of amortization and included in other assets, amounted to $1,040,424 at December 30, 1994. These costs are being amortized over the life of the debt. Accumulated amortization as of December 30, 1994 and December 31, 1993 was $1,720,701 and $1,199,701, respectively.

Income Taxes

  No net provision for Federal or provincial income taxes has been made in the accompanying combined financial statements because the individual entities included in the combined statements incurred losses in all years since inception. Although the cumulative amount of taxable losses is available to offset future taxable income, management has determined that it is not likely that the benefits of such losses will be realized.

                                 TEC ENTITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3. REVENUES

  Revenues (house profit) consists of the following Hotel operating results for the years ended December 30, 1994 and December 31, 1993 (in Canadian dollars and in thousands):

                                                                 1994    1993
                                                                ------- -------
      SALES
        Rooms.................................................. $14,017 $11,892
        Food and beverage......................................   7,442   7,118
        Other..................................................   1,842   1,549
                                                                ------- -------
                                                                 23,301  20,559
                                                                ------- -------
      DEPARTMENTAL COSTS
        Rooms..................................................   4,299   3,779
        Food and beverage......................................   6,609   6,186
        Other hotel operating expenses.........................   6,478   5,920
                                                                ------- -------
                                                                 17,386  15,885
                                                                ------- -------
      REVENUES................................................. $ 5,915 $ 4,674
                                                                ======= =======

NOTE 4. PROPERTY AND EQUIPMENT

  Property and equipment as of December 30, 1994 and December 31, 1993 consists of the following (in Canadian dollars and in thousands):

                                                                1994     1993
                                                               -------  -------
      Leasehold land.......................................... $ 1,414  $ 1,414
      Buildings and leasehold improvements....................  41,457   41,457
      Furniture and equipment.................................   8,540    8,400
                                                               -------  -------
                                                                51,411   51,271
      Less accumulated depreciation and amortization..........  (7,357)  (5,111)
                                                               -------  -------
      Net property and equipment.............................. $44,054  $46,160
                                                               =======  =======

  During 1993, management concluded that the future estimated cash flows of the Hotel would not be adequate to recover the carrying value of the property and the property was written down to its estimated market value.

NOTE 5. DEBT

 Revolving Credit Agreement

  On July 7, 1993, the Co-tenancy entered into a $15,000,000 Canadian revolving credit facility (the "Facility") with the Bank of Nova Scotia (the "Lender"), secured by the receivables of the Hotel and a guarantee by the co-tenants. The Facility matures January 1, 1997 and bears an interest rate equal to the Canadian prime rate, which was 6.9% for 1994.

 Construction Loan

  On July 7, 1993, the Co-tenancy borrowed $70,664,000 Canadian (the "Construction Loan") from the Bank of Nova Scotia, secured by the Hotel. The Construction Loan matures January 1, 1997 and bears an interest rate equal to the Canadian prime rate.

                                 TEC ENTITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  The Co-tenancy's operations could not support the interest payments due under the Construction Loan in 1994, and a majority of the interest payments due were transferred from the revolving credit facility. As a result, the Facility was fully utilized and entered into default in 1995. On November 3, 1995, the Lender called the $15 million guarantee from the Co-tenants relating to the revolver, the Co-tenancy paid down an additional $42 million with the proceeds of the sale of the Hotel and all remaining debt balances were forgiven by the Lender. An extraordinary gain of $29 million was recognized in 1995 as a result of this forgiveness.

NOTE 6. MANAGEMENT AGREEMENT

  Marriott International, Inc. (the "Manager") operates the Hotel pursuant to a long-term management agreement (the "Management Agreement") with an initial term expiring in 2016. The Manager maintains the option to renew the Management Agreement for five successive 10 year terms upon expiration. The Management Agreement provides for a base fee equal to 3% of Hotel sales (as defined), which totalled $699,000 and $610,000 for 1994 and 1993, respectively. The Management Agreement also provides for an incentive management fee equal to 20% of operating profit, as defined. There were no incentive management fees earned in 1994 or 1993. Pursuant to the terms of the Management Agreement, the Manager is required to furnish the Hotel with certain services such as central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis ("Chain Services") and, are generally provided on a central or regional basis to all hotels in the Manager's full-service hotel system. Costs and expenses incurred in providing such services are allocated among all domestic full-service hotels managed, owned or leased by the Manager or its subsidiaries and, in accordance with these arrangements, the Hotel paid Chain Services of $534,000 and $596,000 in 1994 and 1993, respectively. In addition, the Hotel also participates in the Manager's Honored Guest Awards Program. The cost of this program is charged to all hotels in the Manager's full-service hotel system.

  The Management Agreement also provides for the establishment of a property improvement fund for the Hotel to cover (a) the cost of certain non-routine repairs and maintenance to the Hotel which are normally capitalized; and (b) the cost of replacements and renewals to the Hotel's property and improvements. Contributions to the property improvement fund were 3% and 2% of Hotel sales in 1994 and 1993, respectively.

NOTE 7. OPERATING LEASES

  Future minimum and annual rental commitments for all non-cancelable operating leases entered into by the Manager on behalf of the TEC Entities and assumed by HMC Toronto E.C. at the Sale Date are as follows (in Canadian dollars and in thousands):

   1995.................................................................... $178
   1996....................................................................  113
   1997....................................................................   19
   1998....................................................................    4
   1999 and thereafter.....................................................  --
                                                                            ----
                                                                            $314
                                                                            ====

NOTE 8. GROUND LEASE

  TEC Hotels leased the land under the hotel from the Incorporated Synod of Diocese of Toronto pursuant to an agreement which commenced on September 21, 1983 with an initial term of 99 years, expiring September 2082 (the "Land Rent"). Annual base rent is $506,000 per year through expiration. Annual percentage rent is calculated as 4.5% of gross room sales between $11,111,111 and $15,000,000 and 4% of gross room sales over $15,000,000.

                                 TEC ENTITIES
             COMBINED STATEMENT OF ASSETS, LIABILITIES AND DEFICIT
                           AS OF SEPTEMBER 8, 1995
               (UNAUDITED, IN CANADIAN DOLLARS AND IN THOUSANDS)

                                ASSETS
                                ------
Cash and cash equivalents.............................................. $ 3,365
Due from manager.......................................................     193
Property and equipment, net............................................  42,700
Property improvement fund..............................................   1,271
Other assets...........................................................     680
                                                                        -------
                                                                        $48,209
                                                                        =======
                        LIABILITIES AND DEFICIT
                        -----------------------
Revolving credit facility.............................................. $15,000
Mortgage debt..........................................................  70,664
Accounts payable and accrued expenses..................................   2,810
                                                                        -------
  Total liabilities....................................................  88,474
Deficit................................................................ (40,265)
                                                                        -------
                                                                        $48,209
                                                                        =======


   The accompanying notes are an integral part of these financial statements.

                                 TEC ENTITIES
                       COMBINED STATEMENTS OF OPERATIONS
    FOR THE THIRTY-SIX WEEKS ENDED SEPTEMBER 8, 1995 AND SEPTEMBER 9, 1994
               (UNAUDITED, IN CANADIAN DOLLARS AND IN THOUSANDS)

                                                               1995     1994
                                                              -------  -------
REVENUES..................................................... $ 5,330  $ 3,830
                                                              -------  -------
OPERATING COSTS AND EXPENSES
  Depreciation...............................................   1,570    1,553
  Ground rent................................................     448      405
  Real estate tax............................................   1,857    1,791
  Base and incentive management fees.........................     514      466
  Equipment rent, insurance and other........................     492      514
                                                              -------  -------
    Total operating costs and expenses.......................   4,881    4,729
                                                              -------  -------
OPERATING INCOME/(LOSS) BEFORE INTEREST......................     449     (899)
Interest expense.............................................   5,654    4,154
                                                              -------  -------
NET LOSS..................................................... $(5,205) $(5,053)
                                                              =======  =======




   The accompanying notes are an integral part of these financial statements.

                                 TEC ENTITIES

                       COMBINED STATEMENTS OF CASH FLOWS
     FOR THE THIRTY-SIX WEEKS ENDED SEPTEMBER 8, 1995 AND SEPTEMBER 9, 1994
               (UNAUDITED, IN CANADIAN DOLLARS AND IN THOUSANDS)

                                                               1995     1994
                                                              -------  -------
OPERATING ACTIVITIES
  Net Loss................................................... $(5,205) $(5,053)
  Depreciation...............................................   1,928    1,913
  Interest converted to revolver debt........................   1,511    3,702
  Changes in other assets and liabilities....................   2,767      941
                                                              -------  -------
  Cash provided by operations................................   1,001    1,503
                                                              -------  -------
INVESTING ACTIVITIES
  Contributions to property improvement fund.................    (609)    (466)
                                                              -------  -------
FINANCING ACTIVITIES
  Changes in net advances from co-tenants....................    (422)  (1,612)
  Issuance (repayments) of debt..............................     --       150
                                                              -------  -------
  Cash used in financing activities..........................    (422)  (1,462)
                                                              -------  -------
CHANGE IN CASH AND CASH EQUIVALENTS..........................     (30)    (425)
CASH AND CASH EQUIVALENTS at beginning of year...............   3,395    2,936
                                                              -------  -------
CASH AND CASH EQUIVALENTS at end of period................... $ 3,365  $ 2,511
                                                              =======  =======
SUPPLEMENTAL INFORMATION
  Cash paid for interest..................................... $   915  $    52
                                                              =======  =======


   The accompanying notes are an integral part of these financial statements.

                                  TEC ENTITIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1.

  The accompanying combined financial statements of T.E.C. Hotels, Ltd., T.E.C. Operations, Ltd. and a Canadian co-tenancy between 1028796 Ontario Limited and Marriott Corporation of Canada, Ltd. (collectively, the "TEC Entities") have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been omitted. The hotel believes the disclosures made are adequate to make the information presented not misleading. However, the combined financial statements should be read in conjunction with the audited financial statements and notes thereto for the two fiscal years ended December 30, 1994, specifically with respect to the sale of the hotel assets and forgiveness of debt in November 1995.

  In the opinion of the TEC Entities, the accompanying unaudited combined financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the combined financial position of the TEC Entities as of September 8, 1995 and the combined results of operations and cash flows for the thirty-six weeks ended September 8, 1995 and September 9, 1994. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

NOTE 2.

  Revenues (house profit) for the thirty-six weeks ended September 8, 1995 and September 9, 1994 consist of (in Canadian dollars and in thousands):

                                                        THIRTY-SIX WEEKS ENDED
                                                       -------------------------
                                                       SEPTEMBER 8, SEPTEMBER 9,
                                                           1995         1994
                                                       ------------ ------------
   SALES
     Rooms............................................   $10,874      $ 9,541
     Food and beverage................................     4,883        4,727
     Other............................................     1,386        1,261
                                                         -------      -------
                                                          17,143       15,529
                                                         -------      -------
   DEPARTMENTAL COSTS
     Rooms............................................     3,051        2,941
     Food and beverage................................     4,184        4,353
     Other hotel operating expenses...................     4,578        4,405
                                                         -------      -------
                                                          11,813       11,699
                                                         -------      -------
   REVENUES...........................................   $ 5,330      $ 3,830
                                                         =======      =======

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Hilton International Co.

  We have audited the accompanying statements of assets and liabilities of New York Vista (a facility of The Port Authority of New York and New Jersey) as of December 31, 1994 and 1993, and the related statements of revenues and expenses and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As more fully described in Note 6, the Company has not obtained actuarial information regarding pension expense for the years ended December 31, 1994 and 1993 and the minimum liability, if any, for the unfunded accumulated benefit obligation over plan assets. Generally accepted accounting principles require that pension costs and any minimum liability be accounted for in accordance with Financial Accounting Standards Board Statement No. 87, "Employers' Accounting for Pensions." The effect of this departure from generally accepted accounting principles on the assets and liabilities, revenues and expenses, and cash flows has not been determined.

  In our opinion, except for the omission of the information discussed in the preceding paragraph, the financial statements referred to above present fairly, in all material respects, the assets and liabilities of New York Vista at December 31, 1994 and 1993, and its revenues and expenses and cash flows for the years then ended, in conformity with generally accepted accounting principles.

  As more fully described in Note 7 to the financial statements, during 1993 and 1994, the Company filed insurance claims with its business interruption insurance carrier requesting reimbursement of damages incurred as a result of an explosion in February 1993. The total amount to be ultimately received from the insurance carrier cannot be determined at this time.

                                          Ernst & Young LLP

January 20, 1995 (except for Note 8,
which the date is January 5, 1996)

                                 NEW YORK VISTA

                      STATEMENTS OF ASSETS AND LIABILITIES

                                                          DECEMBER  31
                                                    --------------------------
                                                        1994         1993*
                                                    ------------  ------------
ASSETS
Current assets:
  Cash............................................. $    313,403  $  3,216,248
  Receivables--trade (less allowance for doubtful
   accounts of $8,505 in 1994 and $140,276 in
   1993)...........................................    1,386,395       364,718
  Business interruption insurance claim receivable
   (Note 7)........................................   10,405,062     6,525,610
  Inventories:
    Food and beverage..............................      359,298       287,419
    Operating supplies.............................      221,826        48,913
  Prepaid expenses.................................        6,165         3,437
                                                    ------------  ------------
Total current assets...............................   12,692,149    10,446,345
Restricted cash (Notes 2 and 4)....................      321,646     2,781,953
Other assets.......................................       16,395         3,945
                                                    ------------  ------------
Total assets....................................... $ 13,030,190  $ 13,232,243
                                                    ============  ============
LIABILITIES
Current liabilities:
  Accounts payable--trade.......................... $  2,994,581  $  1,332,549
  Accrued liabilities:
    Payroll and related taxes......................    1,086,344       634,244
    Sales and occupancy taxes......................      538,460       273,280
    Hotel renovation...............................    1,200,184        29,605
    Other..........................................      341,559       235,032
  Due to Inhil Co., Inc............................    1,243,950     1,304,510
  Due to other affiliated companies................      377,989        83,021
  Deferred revenue.................................    2,367,211           --
                                                    ------------  ------------
Total current liabilities..........................   10,150,278     3,892,241
Reserve for replacement of furniture, fixtures and
 equipment and for capital expenditures (Notes 2
 and 4)............................................    3,368,254     5,117,370
Loan payable, Inhil Co., Inc. (Note 2).............   16,837,050    14,565,987
Difference between assets and liabilities repre-
 senting amount due from the Port Authority of New
 York and New Jersey (Note 3)......................  (17,325,392)  (10,343,355)
                                                    ------------  ------------
Total liabilities.................................. $ 13,030,190  $ 13,232,243
                                                    ============  ============

--------
* Reclassified and restated to conform with 1994 presentation.

                            See accompanying notes.

                                 NEW YORK VISTA

                      STATEMENTS OF REVENUES AND EXPENSES

                                    (NOTE 1)

                                                       YEAR ENDED DECEMBER 31
                                                      -------------------------
                                                          1994         1993*
                                                      ------------  -----------
OPERATING REVENUES:
  Rooms.............................................. $  2,692,164  $ 3,492,775
  Food...............................................      854,246      814,255
  Beverage...........................................      342,000      261,429
  Other operated departments.........................      110,523      166,528
  Other income (Note 7)..............................    5,930,582   15,946,482
                                                      ------------  -----------
                                                         9,929,515   20,681,469
                                                      ------------  -----------
OPERATING EXPENSES:
  Cost of sales:
    Food.............................................      243,100      197,952
    Beverage.........................................       52,920       61,060
    Other operated departments.......................      117,816      111,360
                                                      ------------  -----------
  Total cost of sales................................      413,836      370,372
  Payroll and related expenses.......................    4,649,422    5,249,580
  Provision for operating equipment..................       53,872       11,442
  Other operating expenses...........................      628,666      660,027
                                                      ------------  -----------
                                                         5,745,796    6,291,421
                                                      ------------  -----------
Gross operating income...............................    4,183,719   14,390,048
                                                      ------------  -----------
DEDUCTIONS FROM GROSS OPERATING INCOME:
  General and administrative expenses................    2,384,134    2,620,586
  Marketing expenses.................................      912,620      915,555
  Property operation, maintenance and energy costs...    6,111,606    2,896,632
                                                      ------------  -----------
                                                         9,408,360    6,432,773
                                                      ------------  -----------
Gross operating (loss)/profit........................   (5,224,641)   7,957,275
                                                      ------------  -----------
OTHER DECUCTIONS/(INCOME):
  Real estate taxes (Note 5).........................    1,707,696    2,620,758
  (Credit)/provision for replacement of furniture,
  fixtures and equipment (Note 4)....................     (809,005)   1,843,078
  (Credit)/provision for capital expenditures (Note
   4)................................................     (207,022)     413,837
  Insurance..........................................      319,332       41,694
  Pre-opening and other business restoration costs...    5,234,869          --
  Interest expense...................................    1,447,900    1,094,213
  Other..............................................      317,935      360,785
                                                      ------------  -----------
                                                         8,011,705    6,374,365
                                                      ------------  -----------
Excess of (expenses over revenues)/revenues over ex-
 penses.............................................. $(13,236,346) $ 1,582,910
                                                      ============  ===========

--------
* Reclassified and restated to conform with 1994 presentation.

                            See accompanying notes.

                                 NEW YORK VISTA

                            STATEMENTS OF CASH FLOWS

                                                      YEAR ENDED DECEMBER 31
                                                     -------------------------
                                                         1994         1993*
                                                     ------------  -----------
OPERATING ACTIVITIES
Excess of (expenses over evenues)/revenues over
 expenses..........................................  $(13,236,346) $ 1,582,910
Adjustments to reconcile excess of (expenses over
 revenues)/revenues over expenses to net cash (used
 in)/provided by operating activities:
  (Credit)/provision for replacement of furniture,
   fixtures and equipment and capital
   expenditures....................................    (1,016,027)   2,256,915
  Expenses payable to Port Authority...............     2,187,767    2,838,202
  Interest expense.................................     1,447,900    1,094,213
  Changes in operating assets and liabilities:
    Accounts receivable, net.......................    (1,021,677)   2,975,216
    Insurance claim receivable.....................    (4,089,804)  (6,525,610)
    Inventories....................................      (244,792)     (42,377)
    Prepaid expenses and other assets..............       (15,178)      28,764
    Accounts payable...............................     1,662,032       87,340
    Accrued liabilities............................       823,807   (1,277,350)
    Due to other affiliated companies..............       294,968          --
                                                     ------------  -----------
Net cash (used in)/provided by operating
 activities........................................   (13,207,350)   3,018,223
                                                     ------------  -----------
INVESTING ACTIVITIES
Transfer of funds from/(to) restricted cash........     1,790,218     (609,362)
                                                     ------------  -----------
FINANCING ACTIVITIES
Advances from Port Authority, net..................    13,761,490          --
Hotel renovation payments..........................    (3,892,608)  (1,028,327)
Other payments on behalf of Port Authority.........    (1,294,035)     (60,272)
(Payments to)/advances from Inhil Co., Inc.........       (60,560)   1,028,327
                                                     ------------  -----------
Net cash provided by/(used in) financing
 activities........................................     8,514,287      (60,272)
                                                     ------------  -----------
Net (decrease)/increase in cash....................    (2,902,845)   2,348,589
Cash at beginning of year..........................     3,216,248      867,659
                                                     ------------  -----------
Cash at end of year................................  $    313,403  $ 3,216,248
                                                     ============  ===========

--------
* Reclassified and restated to conform with 1994 presentation.


                            See accompanying notes.

                                 NEW YORK VISTA

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization

  New York Vista ("Vista"), the hotel located in the World Trade Center in New York City, is a facility of The Port Authority of New York and New Jersey (the "Port Authority"). Significant asset and liability accounts related to Vista are recorded on the books of the Port Authority and, accordingly, are not reflected on Vista's financial statements (such amounts relate principally to property, furnishings and mortgage). Vista is operated by Inhil Co., Inc. ("Inhilco"), a wholly-owned subsidiary of Hilton International Co. ("Hilton"), under a management agreement ("Management Agreement").

  Vista has no separate legal status or existence. Vista's assets are legally available for the satisfaction of debts of the Port Authority and not solely those appearing on the accompanying statements of assets and liabilities, as its debts may result in claims against assets not appearing thereon.

  On February 26, 1993, an explosion caused damage to the structure and interior of the Vista, as well as the adjoining World Trade Center complex. As a result of the damage, all hotel operations were suspended as of that date. Certain limited hotel operations resumed on November 1, 1994.

 Inventories

  Inventories are stated at the lower of cost (first-in, first-out basis) or market.

 Furniture, Fixtures and Equipment

  In accordance with the Management Agreement, annual charges to operations are made for the replacement of furniture, fixtures and equipment. Expenditures for the replacement of furniture, fixtures and equipment are charged to the related reserve (see Note 4).

 Operating Equipment

  The cost of operating equipment, consisting primarily of linen, silverware and other utensils, is charged in full to operating expenses when purchased.

 Income Taxes

  Provisions for Federal, state or local income taxes are not reflected in the accompanying financial statements since the Port Authority is a nontaxable entity.

 Preopening and Other Business Restoration Costs

  Preopening and other business restoration costs, which primarily consists of contract labor and other clean-up costs as well as employee payroll, employee training expense and marketing expenses incurred in connection with Vista's resumption of operations, were charged to expense as incurred.

 Pension Plans

  Certain nonunion employees of Vista are covered by a noncontributory defined benefit pension plan of Hilton, which provides for normal retirement at age 65 after a minimum of five years' service. Hilton may terminate the plan at any time. Union employees are covered by a noncontributory pension plan under their union contract.

                                 NEW YORK VISTA

 Reclassification and Restatement

  Certain December 31, 1993 amounts have been reclassified to conform to the December 31, 1994 presentation. The statement of revenues and expenses for the year ended December 31, 1993 has been restated to remove rent of $1,349,276 which was previously indicated as to be received from the Port Authority and to include interest expense of $1,094,213 in connection with the loan payable, Inhil Co., Inc. Such amounts were previously included in the difference between assets and liabilities representing amount due from The Port Authority of New York and New Jersey on the statement of assets and liabilities as of December 31, 1993 and, accordingly, such amount does not change as a result of the restatement:

   Excess of revenues over expenses for the year ended December
    31, 1993 as originally reported............................. $  4,026,399
   Removal of rent credit from Port Authority...................   (1,349,276)
   Inclusion of interest expense................................   (1,094,213)
                                                                 ------------
   Excess of revenues over expenses for the year ended December
    31, 1993 as restated........................................ $  1,582,910
                                                                 ============

2. MANAGEMENT AGREEMENT

  Vista is managed by Inhilco under the terms of an amended Management Agreement which, among other matters, provides (i) for payment to Inhilco, under certain circumstances, of a management fee equal to 3% of revenues, as defined, and an incentive fee based on a formula, as provided, and (ii) for the refurbishment of the guest rooms over a three-year period which commenced in May 1992 at a cost not to exceed $17,600,000. Under the agreement, Inhilco is required to finance the first $15,000,000 of refurbishment costs. Refurbishment costs in excess of $15,000,000 are to be funded by the reserves for capital expenditures and replacement of furniture, fixtures and equipment to the extent such funds are available. Interest expense on amounts advanced by Inhilco accrues at 10% per annum. The amount payable to Inhilco in connection with the refurbishment, including accrued interest with respect thereto, which is reflected as loan payable, Inhil Co., Inc. in the accompanying balance sheet, includes the following:

 Loan payable, Inhil Co., Inc.

                                                                    AGGREGATE
                                          YEAR ENDED DECEMBER 31     THROUGH
                                         ------------------------  DECEMBER 31,
                                            1994         1993          1994
                                         -----------  -----------  ------------
   Balance at beginning of year......... $14,565,987  $ 8,558,123  $       --
   Expenditures by Inhil Co., Inc. for
    hotel renovation....................     858,348    5,223,637   13,740,124
   Increase/(decrease) in year-end ac-
    crual...............................     (35,185)    (309,986)     265,551
   Interest.............................   1,447,900    1,094,213    2,831,375
                                         -----------  -----------  -----------
                                         $16,837,050  $14,565,987  $16,837,050
                                         ===========  ===========  ===========

  For the period subsequent to the commencement of refurbishment (May 1992), Vista is required to expend revenue proceeds, as defined, in the following priority: (i) the payment of operating expenses, as defined, (ii) the funding of the reserves for furniture, fixtures and equipment and capital expenditures,
(iii) the payment of current and past due debt service on a certain mortgage payable, (iv) the payment of current and past due interest on amounts advanced by Inhilco during the refurbishment period and, after the refurbishment period, the payment of current and past due principal and interest on amounts advanced by Inhilco amortized at 10% per annum over 7 years, (v) the payment of past due and current management fees and (vi) the payment of the incentive fee.

                                 NEW YORK VISTA

  The repayment period with respect to principal and interest on amounts advanced by Inhilco is based on a 7 year amortization period, but it will be extended for as long as necessary for Inhilco to recover such amounts. However, if the repayment period extends beyond 7 years, additional interest will not accrue. With respect to the management fee, any portion of a management fee not payable to Inhilco from revenue proceeds in the current or four subsequent years is forfeited. With respect to the incentive fee, such fee will commence the later of May 1, 2002 or the date of final repayment of amounts advanced by Inhilco. There is no carryforward of unpaid incentive fee.

  No management fee expense was recognized for any periods between May 1, 1992 through December 31, 1994 as during such periods revenue proceeds were insufficient to require payment of such fee and, as described above, such fees are forfeitable. The management fee attributable to such periods, approximately $300,000 (1994), $620,000 (1993) and $800,000 (1992), will be recognized as expense at such time as payment is probable.

  The Management Agreement expires in March 2021. The Port Authority is required to either extend the Management Agreement for a single 20-year period or offer a certain lease agreement to Inhilco for such 20-year period in lieu of the Management Agreement.

  In addition, Vista has agreed to perform and finance certain additional hotel construction. Vista shall be reimbursed the cost of such additional construction by the Port Authority upon its completion. Amounts due Vista in connection with such additional construction, which are included in the difference between assets and liabilities representing the amount due from the Port Authority, are as follows:

                                                                      AGGREGATE
                                              YEAR ENDED DECEMBER 31   THROUGH
                                              -----------------------  DECEMBER
                                                 1994        1993      31, 1994
                                              ----------- ----------- ----------
   Balance at beginning of year.............  $ 1,057,932 $       --  $      --
                                              ----------- ----------- ----------
   Expenditures for hotel renovation (Port
    Authority)..............................    3,892,608   1,028,327  4,920,935
   Increase/(decrease) in year-end accrual..    1,170,579      29,605  1,200,184
                                              ----------- ----------- ----------
                                                5,063,187   1,057,932  6,121,119
                                              ----------- ----------- ----------
                                              $ 6,121,119 $ 1,057,932 $6,121,119
                                              =========== =========== ==========

3. RELATED PARTY TRANSACTIONS

 Hilton

  Hilton and various of its subsidiaries charge Vista for certain advertising, promotion, purchasing and other services which they perform on behalf of Vista. Such charges, which are billed as agreed upon by the various parties, totaled approximately $200,000 and $355,000 for the years ended December 31, 1994 and 1993, respectively.

                                 NEW YORK VISTA

 Port Authority

  The amount indicated on the accompanying balance sheet as the difference between assets and liabilities representing the amount due from the Port Authority includes the following:

                                                      YEAR ENDED DECEMBER 31
                                                     --------------------------
                                                         1994          1993
                                                     ------------  ------------
   Balance at beginning of year....................  $(10,343,355) $ (8,773,349)
   Excess of (expenses over revenues)/revenues over
    expenses.......................................   (13,236,346)    1,582,910
   Renovation costs incurred by Inhil Co., Inc. on
    behalf of Port Authority.......................      (823,163)   (4,913,651)
   Renovation costs incurred by Vista on behalf of
    Port Authority.................................    (5,063,187)   (1,057,932)
   Expenses payable to Port Authority..............     2,187,767     2,838,202
   Advances from Port Authority, net...............    13,761,490           --
   Other payments on behalf of Port Authority......    (3,871,598)      (60,272)
   Interest earned on restricted cash account
    payable to Port Authority......................        63,000        40,737
                                                     ------------  ------------
   Balance at end of year..........................  $(17,325,392) $(10,343,355)
                                                     ============  ============

4. RESERVES FOR REPLACEMENT OF FURNITURE, FIXTURES AND EQUIPMENT AND CAPITAL EXPENDITURES

  The Management Agreement requires annual charges to operations to provide for the replacement of furniture, fixtures and equipment. The annual charge is equivalent to 5% of gross revenues, to the extent revenues exceed expenses. The Management Agreement also requires that beginning January 1, 1992 the following percentages of gross revenue, to the extent revenues exceed expenses, be charged to operations for capital expenditures: 1% for the first three years; 1.5% for the next five years; and 2% for the following years until termination of the agreement.

  Due to the suspension of operations resulting from the explosion in February 1993, the above provisions for 1993 are based on actual revenue through February 26, 1993 and, for the subsequent period, Vista's operating budget for such period and related business interruption insurance claim. For 1994, the credit reflects the reduction to the 1993 provisions to record the effect of the reimbursement offered by the insurance carrier.

                                 NEW YORK VISTA

  The Management Agreement requires that beginning January 1, 1992 cash from the operating account equal to the above provisions be deposited by Vista into a segregated interest bearing bank account. The funds, including interest earned thereon, shall be used by Vista to pay for capital expenditures, replacements of furniture, fixtures and equipment and certain refurbishment costs (see Note 2). As of December 31, 1994 and 1993, unfunded restricted cash was approximately $3,047,000 and $2,335,000, respectively. Interest earned on the restricted cash account is reflected as a payable to the Port Authority and is included with amounts due (from)/to the Port Authority (see Note 3).

                                                       YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                          1994          1993
                                                      -----------    ----------
   RESTRICTED CASH
   Balance at beginning of year....................   $ 2,781,953    $2,207,972
     Purchases.....................................      (733,089)      (76,118)
     Interest income...............................        63,000        40,737
     Transfer (to)/from operating account, net.....    (1,790,218)      609,362
                                                      -----------    ----------
   Balance at end of year..........................   $   321,646    $2,781,953
                                                      ===========    ==========
   RESERVE FOR REPLACEMENT FOR FURNITURE, FIXTURES
    AND EQUIPMENT AND FOR CAPITAL EXPENDITURES
   Balance at beginning of year....................   $ 5,117,370    $2,936,573
     (Credit)/provision............................    (1,016,027)    2,256,915
     Purchases.....................................     (733,089)      (76,118)
                                                      -----------    ----------
   Balance at end of year..........................   $ 3,368,254    $5,117,370
                                                      ===========    ==========


5. REAL ESTATE TAXES

  Vista accrues for payments in lieu of real estate taxes to the Port Authority based upon space occupied by Vista in the World Trade Center. The hotel is currently disputing the expense attributable to the years ended December 31, 1994 and 1993.


6. PENSION PLANS

  Certain nonunion employees of Vista are covered by a defined benefit noncontributory pension plan of Hilton, which provides for normal retirement at age 65 after a minimum of five years' service. Hilton may terminate the Plan at any time. Unfunded past service costs are amortized over thirty years. Vista's policy is to fund pension costs accrued, subject to full funding limitations under the Employee Retirement Income Security Act of 1974. The assets of the Plan are invested primarily in listed stocks and bonds.

  Vista has not obtained actuarial information for the nonunion plan regarding pension expense for the years ended December 31, 1994 and 1993 and the minimum liability, if any, for the unfunded accumulated benefit obligation over plan assets. Generally accepted accounting principles require that pension costs and any minimum liability be accounted for in accordance with Financial Accounting Standards Board Statement No. 87, "Employers' Accounting for Pensions." The total pension expense for 1994 and 1993 was approximately $75,000 and $19,000, respectively. Vista makes annual contributions to the plan equal to the amount accrued for pension expense. The pension liability at December 31, 1993 approximated $138,000. There was no pension liability at December 31, 1994.

  Vista, under a Collective Bargaining Agreement with the New York Hotel and Motel Trade Council AFL-CIO, makes contributions into a multi-employer pension plan. This plan provides defined benefits to union employees. Pension expense for this plan for the years ended December 31, 1994 and 1993 was approximately $77,000 and $117,000, respectively.

                                 NEW YORK VISTA

                   NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)

7. CONTINGENCIES

  During 1993 and 1994, Vista filed insurance claims with its business interruption insurance carrier requesting reimbursement of damages incurred as a result of an explosion in February 1993. Other income includes approximately $5,800,000 (1994) and $15,800,000 (1993) in connection with such insurance claims. The 1993 financial statements reflect as income the reimbursement requested for 1993. The 1994 financial statements reflect as income the total reimbursement offered by the insurance carrier net of the insurance claims reflected as income in 1993 and amounts applicable to 1995. The total amount to be ultimately received from the insurance carrier cannot be determined at this time.

  Inhilco has filed a claim against a vendor alleging that damage to the glass and aluminum facade of Vista resulted from cleaning work performed by such vendor. The Port Authority has advised Inhilco that if Vista is unable to recover sufficient amounts from such vendor or the insurer of the hotel to make the necessary repairs, it would seek to hold Inhilco responsible for the cost. Inhilco believes it has defenses available to it in the event that such a claim would be asserted by the Port Authority.

  Vista has been named as a defendant in a legal proceeding arising out of a labor dispute. The management of Vista believes that the ultimate resolution of such litigation will not have a material adverse effect on Vista's financial condition.

8. SUBSEQUENT EVENTS

  Inhilco terminated their Management Agreement of the Vista with the Port Authority effective August 31, 1995. This termination also releases and discharges Inhilco from any obligations and claims. Under the terms of the terminated Management Agreement, the Port Authority has the right to be reimbursed by Inhilco for losses sustained greater than $340,000, within six months after the termination date, as a result of the breach of certain representations made by Inhilco.

                                 NEW YORK VISTA

                       STATEMENT OF REVENUES AND EXPENSES

                       EIGHT MONTHS ENDED AUGUST 31, 1995

                                  (UNAUDITED)

OPERATING REVENUES:
  Rooms............................................................ $15,841,225
  Food.............................................................   3,406,572
  Beverage.........................................................   1,222,266
  Other operated departments.......................................     773,271
  Other income.....................................................   2,363,065
                                                                    -----------
                                                                     23,606,399
                                                                    -----------
OPERATING EXPENSES:
  Cost of sales:
    Food...........................................................     794,587
    Beverage.......................................................     314,441
    Other operated departments.....................................     288,718
                                                                    -----------
  Total cost of sales..............................................   1,397,746
  Payroll and related expenses.....................................  10,014,146
  Provision for operating equipment................................     109,018
  Other operating expenses.........................................   1,827,643
                                                                    -----------
                                                                     13,348,553
                                                                    -----------
Gross operating income.............................................  10,257,846
                                                                    -----------
DEDUCTIONS FROM GROSS OPERATING INCOME:
  General and administrative expenses..............................   3,187,491
  Marketing expenses...............................................   1,479,830
  Property operation, maintenance and energy costs.................   5,825,575
                                                                    -----------
                                                                     10,492,896
                                                                    -----------
Gross operating loss...............................................    (235,050)
                                                                    -----------
OTHER DEDUCTIONS/(INCOME):
  Real estate taxes ...............................................   1,446,216
  Insurance........................................................     206,267
  Pre-opening and other business restoration costs.................   1,442,244
  Interest expense.................................................     715,425
  Other............................................................     267,835
                                                                    -----------
                                                                      4,077,987
                                                                    -----------
Excess of expenses over revenues................................... $(4,313,037)
                                                                    ===========